EXHIBIT 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Helport AI Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit			Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share	Rules 457(c) and 457(f)(1)(3)	16,358,802	(1)(2)		$10.87	(3)	$177,820,178	(4)	0.00014760	$26,246.26	(5)

Fees to be Paid	Equity	Warrants to purchase Ordinary Shares(6)(8)	Rule 457(g)	18,845,000	(6)		—		$—		0.00014760	$—

Fees to be Paid	Equity	Ordinary Shares Underlying Public Warrants(7)(8)	Rules 457(g) and 457(i)	18,845,000			$11.5387	(8)	$217,446,807.50	(4)	0.00014760	$32,095.15	(5)

Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share	Rules 457(c) and 457(f)(2)(9)	27,650,674	(1)(10)	$	N/A	(9)	$11,927,685	(4)	0.00014760	$1760.52	(4)

Fees Previously Paid	—	—	—	—			—		—			—
Carry Forward Securities
Carry Forward Securities	—	—	—	—			—		—			—
	Total Offering Amounts								$407,194,670			$60,101.93
	Total Fees Previously Paid											$—
	Total Fee Offsets											0.00
			Net Fee Due									$60,101.93

1.	The number of ordinary shares, par value $0.0001 per share (“Pubco Ordinary Shares”), of Helport AI Limited, a British Virgin Islands business company (“Pubco”) being registered is based upon the maximum number of Pubco Ordinary Shares issuable in connection with the business combination (the “Business Combination”) to be effected pursuant to a business combination agreement (the “Business Combination Agreement”), among Pubco, Tristar Acquisition I. Corp, a Cayman Islands exempted company (“Tristar”), Navy Sail International Limited, a British Virgin Islands company, in the capacity as the representative, from and after the Effective Time for the shareholders of Tristar, Merger I Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), Merger II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), Helport Limited, a British Virgin Islands business company (“Helport”) and Extra Technology Limited, in the capacity as the representative for the Helport shareholders.

2.	This number is based on (a) 10,608,802 Pubco Ordinary Shares to be issued upon the consummation of the Business Combination (the “Closing”) to holders of Tristar’s public shares, assuming no redemptions of Tristar shares at Closing; and (b) 5,750,000 Pubco Ordinary Shares to be issued to Initial Shareholders and Current Insiders (as defined in the proxy statement/prospectus), in consideration of the Founder Shares (as defined in the proxy statement/prospectus) held by them.

3.	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $10.87, the average of the high and low prices of Tristar’s ordinary shares as reported on NYSE as of February 5, 2024 (within five business days prior to the date of the filing of the Registration Statement on Form S-4).

4.	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”).

5.	Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.

6.	Represents warrants of Pubco, each whole warrant entitling the holder to purchase one Pubco Ordinary Share, to be issued in exchange for (a) 11,500,000 Tristar public warrants and (b) 7,345,000 private warrants pursuant to the Business Combination. No additional registration fee is payable pursuant to Rule 457(g).

7.	Represents Pubco Ordinary Shares underlying Pubco warrants.

8.	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the sum of (a) the average of the high ($0.04) and low ($0.0374) prices for the Tristar warrants on NYSE as of February 5, 2024 and (b) $11.50, the exercise price of the Tristar warrants, resulting in a combined maximum offering price per warrant of $11.5387. The maximum number of Pubco warrants and Pubco Ordinary Shares issuable upon exercise of Pubco warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Pubco warrants has been allocated to the underlying Pubco Ordinary Shares and those Pubco Ordinary Shares are included in the registration fee.

9.	In accordance with Rule 457(f)(2) and Rule 457(c), as applicable, based on $5,684,079, the aggregate book value of Helport shares computed as of the latest practicable date prior to the date of filing the registration statement.

10.	Represents 27,650,674 Pubco Ordinary Shares to be issued as merger consideration upon the Closing to certain Helport shareholders pursuant to the Business Combination Agreement.